Exhibit 99.1

TIMEFIREVR INC.
(FORMERLY ENERGYTEK CORP.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2016

	Timefire VR Inc.
	(formerly EnergyTek Corp)	Timefire, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined

ASSETS
Current Assets:
Cash	$9,703	$60,546	$—		$70,249
Accounts receivable	624	—	—		624
Prepaid expenses and other current assets	—	2,000	—		2,000
Total current assets	10,327	62,546	—		72,873

Other Assets:
Goodwill	—	—	6,160,229	a	6,160,229
Intangible assets	100,000	—	(100,000)	b	—
Property and equipment, net	11,469	45,038	(11,469)	c	45,038
Deposit	—	3,000	—		3,000
Total Assets	$121,796	$110,584	$6,048,760		$6,281,140

LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$83,309	$10,640	$—		$93,949
Notes payable - related party	142,562	—	—		142,562
Notes payable - current portion	172,942	—	—		172,942
Loans from officer	—	161,800	—		161,800
Total current liabilities	398,813	172,440	—		571,253

Long Term Liabilities:
Convertible notes payable	—	25,000	(25,000)	d	—
Accrued interest	—	7,032	(7,032)	d	—
Derivative liability	—	—	1,103,276	e	1,103,276
Total long term liabilities	—	32,032	1,071,244		1,103,276

Total liabilities	398,813	204,472	1,071,244		1,674,529

Commitments and Contingencies	—	—	—		—

Mezzanine Equity
Preferred Series A stock. Stated at redemption value net of discount.	—	—	396,728	f	396,728

Shareholders' Equity/(Deficit):
Preferred Series B stock	3,000	—	—		3,000
Preferred Series C stock	9	—	—		9
Common stock	22,788	—	20,891	g,h	43,679
Additional paid-in capital	24,727,584	—	(19,690,725)	a,d,e,f,g,h	5,036,859
Accumulated deficit	(25,030,398)	(93,888)	24,250,622	b,c	(873,664)
Total shareholders' equity/(deficit)	(277,017)	(93,888)	4,580,788		4,209,883

Total Liabilities and Shareholders' Equity/(Deficit)	$121,796	$110,584	$6,048,760		$6,281,140

TIMEFIREVR INC.
(FORMERLY ENERGYTEK CORP.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2015

	Timefire VR Inc.
	(formerly EnergyTek Corp)	Timefire, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$59,404	$6,500	$—		$65,904

Cost of sales	49,769	—	—		49,769

Gross profit	9,635	6,500	—		16,135

Operating expenses	248,673	386,418	—		635,091

Loss from operations	(239,038)	(379,918)	—		(618,956)

Other income (expense):
Other income (expense)	(3,203,744)	—	(111,469)	b, c	(3,315,213)
Interest expense	(104,812)	(1,817)	—		(106,629)

Total other income (expense)	(3,308,556)	(1,817)	(111,469)		(3,421,842)

Loss before income taxes	(3,547,594)	(381,735)	(111,469)		(4,040,798)

Income tax expense	—	—	—		—

Net loss	(3,547,594)	(381,735)	(111,469)		(4,040,798)

Accretion on Series A preferred stock	—	—	(1,500,004)	i	(1,500,004)

Net loss attributed to common shareholders	$(3,547,594)	$(381,735)	$(1,611,473)		$(5,540,802)

Basic net loss per common share	$(0.16)		$—		$(0.09)

Diluted net loss per common share	$(0.16)		$—		$(0.09)

Basic weighted average common shares outstanding	21,901,314		21,744,387		43,645,701

Diluted weighted average common shares outstanding	21,901,314		21,744,387		43,645,701

TIMEFIREVR INC.
(FORMERLY ENERGYTEK CORP.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2016

	Timefire VR Inc.
	(formerly EnergyTek Corp)	Timefire, LLC	Pro Forma Adjustments	Notes	Pro Forma Combined

Revenues	$—	$203,640	$—		$203,640

Cost of sales	—	—	—		—

Gross profit	—	203,640	—		203,640

Operating expenses	93,249	373,804	—		467,053

Loss from operations	(93,249)	(170,164)	—		(263,413)

Other income (expense):
Other income (expense)	—	—	(111,469)	b,c	(111,469)
Interest expense	(59)	(6,113)	—		(6,172)

Total other income (expense)	(59)	(6,113)	(111,469)		(117,641)

Loss before income taxes	(93,308)	(176,277)	(111,469)		(381,054)

Income tax expense	—	—	—		—

Net loss	(93,308)	(176,277)	(111,469)		(381,054)

Accretion on Series A preferred stock	—	—	(1,500,004)	i	(1,500,004)

Net loss attributed to common shareholders	$(93,308)	$(176,277)	$(1,611,473)		$(1,881,058)

Basic net loss per common share	$(0.00)		$—		$(0.01)

Diluted net loss per common share	$(0.00)		$—		$(0.01)

Basic weighted average common shares outstanding	22,787,964		21,052,426		43,840,390

Diluted weighted average common shares outstanding	22,787,964		21,052,426		43,840,390

TIMEFIREVR INC.

(FORMERLY ENERGYTEK CORP.)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Transaction

Effective September 13, 2016, TimefireVR Inc. (the “Company”) entered into an Agreement and Plan of Merger ("Merger Agreement") through which it acquired Timefire, LLC, a Phoenix-based virtual reality content developer that is an Arizona Limited Liability Company. As consideration for the merger, the Company issued the equity holders of Timefire, LLC a total of 414,000,000 shares of its common stock, and 28,000,000 five year warrants exercisable at $0.058 per share for 100% of the membership interests of Timefire, LLC. As a result, the former members of Timefire, LLC owned approximately 99% of the then outstanding shares of common stock.

Immediately upon the closing of the Merger Agreement, the Company closed on a private placement offering (the "Offering") with institutional investors (the "Investors") pursuant to which the Company issued and sold the Investors approximately 133,334 shares of the Company's newly designated Series A Convertible Preferred Stock, par value $0.01 per share, convertible into a total of approximately 66,666,844 shares of the Company's common stock, and a total of 25,862,069 five-year warrants exercisable at $0.058 per share, for gross Offering proceeds of $1,500,004.

2.	Basis of Presentation

The unaudited condensed consolidated pro forma financial statements for the period ended June 30, 2016 are based upon the previously filed unaudited financial statements of the Company for the six months ended June 30, 2016, and the unaudited financial statements of Timefire, LLC for the same period. The unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2015 are based upon the previously filed audited financial statements of the Company for the year ended December 31, 2015, and the audited financial statements of Timefire, LLC for the same period. The unaudited pro forma condensed consolidated financial information was prepared under United States Generally Accepted Accounting Principles.

The pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

On November 21, 2016, the Company effected a one-for-ten reverse stock split. This is reflected in the pro forma adjustment columns of the financial statements.

3.	Unaudited Pro Forma Adjustments

Adjustments included under the column headings “Pro Forma Adjustments” represent the following:

a.	To record goodwill resulting from Merger transaction: $6,160,229
b.	To record full impairment of pre-merger Company intangibles: $100,000
c.	To write off obsolete fixed assets of the Company: $11,469
d.	To eliminate notes and interest payable to Timefire, LLC equity holders in exchange for their interest in the Company: $32,032
e.	To record derivative liability resulting from issuance of warrants to Investors: $1,103,276
f.	To record Series A stock sold to Investors: $396,728
g.	To record 414,000,000 shares of common stock of Company issued to Timefire, LLC equity holders: $414,000
h.	To record effect of one-for-ten reverse stock split effective November 21, 2016: $393,109
i.	To record accreted dividend on Series A stock: $1,500,004